Exhibit 99.1

Aceto Corporation One Hollow Lane Lake Success, New York 11042-1215

NEWS RELEASE

FOR IMMEDIATE RELEASE	January 25, 2008

Aceto Corporation Announces Preliminary Fiscal 2008 Second Quarter EPS;
Schedules Fiscal 2008 Second Quarter Financial Results
News Release and Conference Call

LAKE SUCCESS, NY – January 25, 2008 – Aceto Corporation (NASDAQ:ACET), a global leader in the sourcing, regulatory support, marketing and distribution of chemically derived pharmaceuticals, biopharmaceuticals, specialty chemicals and crop protection products, today announced preliminary earnings for its fiscal second quarter ended December 31, 2007.

The Company, which now expects to report earnings of approximately $0.03 - $0.04 per diluted share for the quarter, had previously provided earnings guidance of approximately $0.07 per diluted share for its second quarter when it reported first quarter results on November 9, 2007.

The shortfall from guidance was due to several factors including less operating income than anticipated from our foreign subsidiaries and the weakened dollar. In addition, the Company’s Crop Protection segment experienced a decline in profitability as a result of decreased sales volume and an increase in legal expenses relating to an antitrust case that the Company previously commenced against the owner of certain licensed technology. The Company believes that the decline in Crop Protection sales is due to the timing of customer orders and should be realized in the balance of the fiscal year.

These expected earnings are preliminary, based on the best information currently available to the Company, and subject to the closing of the Company's financial books and customary quarterly review procedures with its independent auditors.

Second Quarter Financial Results News Release and Conference Call

The Company also announced that it will issue its financial results of operations for the 2008 fiscal second quarter before the stock market opens on Friday, February 8, 2008.  That morning, at 10:00 am ET, Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call.

Interested parties may participate in the call by dialing 888-787-0577 (706-679-3204 for international callers) – please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call (conference ID #32422528).  The conference call will also be webcast live via the Investor Relations section of our website, www.aceto.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  The conference call will be archived on the Company’s website, and a recorded phone replay will also be available from 1:00 p.m. ET on Friday February 8, 2008 until 5:00 p.m. ET on Monday February 11, 2008.  Dial 800-642-1687 (706-645-9291 for international callers) and enter the code 32422528 for the phone replay.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the sourcing, regulatory support, marketing and distribution of chemically derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals.  With a physical presence in ten countries, Aceto distributes over 1000 chemicals and pharmaceuticals used principally as raw materials in the pharmaceutical, agricultural, surface coating/ink and general chemical consuming industries. Aceto’s global operations, including a staff of 26 in Shanghai and 12 in India are unique in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET –F)

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the expected earnings per diluted share for the second quarter ended December 31, 2007.  All forward-looking statements in this press release are made as of the date of this press release, and Aceto assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at www.sec.gov.

For information contact:

Theodore Ayvas
Director of Corporate Communications
& Investor Relations
Aceto Corporation
(516) 627-6000
www.aceto.com